Exhibit 99.1

Acura Pharmaceuticals Acknowledges Inclusion of Meth-Resistant Technology in Indiana Legislation

Indiana Recognizes the Role Meth-Resistant Products Play in Addressing Local Meth Production

On Thursday, March 10, 2016 the Indiana General Assembly passed legislation to require state pharmacists to use professional discretion when selling pseudoephedrine-based cold and allergy products, including encouraging the use of new meth-resistant formulations, in an effort to help reduce local methamphetamine production. The Indiana bill has been sent to Indiana Governor Mike Pence for his signature and will require rule and policy making by the Indiana Board of Pharmacy, including the determination of products that are meth-resistant. If the bill is enacted, pharmacists who do not have a relationship with a customer may, at their discretion after consultation with the customer, sell only a methamphetamine resistant pseudoephedrine product such as Nexafed®, or a minimal supply of a traditional pseudoephedrine product.

“Acura Pharmaceuticals is pleased that the Indiana lawmakers recognize the value of new meth-resistant abuse deterrent products in the legislation and that they are part of the solution to community-based meth production,” said Robert B. Jones, President and CEO of Acura. “Meth resistant products like our Nexafed® were recognized for their ability to reduce meth-labs and limit the risk regarding the pharmacists’ determination or judgment as to the customers’ intentions. Nexafed provides customers the identical therapeutic effect of traditional pseudoephedrine tablets while minimizing risk that it will illicitly be used to make meth. Meth production is hazardous, leaves toxic residue, and costs billions of dollars annually in the United States.”

Mr. Jones continued, “Nexafed can make a difference to Hoosiers and their communities by offering a better choice to buy safer products. Areas, such as the entire state of West Virginia, where a majority of pharmacies voluntarily adopted the exclusive use of meth resistant single ingredient pseudoephedrine products have seen significant decreases in meth lab incidents, as documented by law enforcement.” Jones added, “Our commitment to making communities healthier and safer goes beyond our products and innovations through our financial support to the Meth Project, a program from the national nonprofit organization, The Partnership for Drug-Free Kids.”

Acura Pharmaceuticals is a specialty pharmaceutical company with its research and development facilities in Culver, Indiana, where its tamper-resistant products to combat medication abuse and misuse are developed.

About Acura Pharmaceuticals

Acura Pharmaceuticals, Inc. is a specialty pharmaceutical company dedicated to bringing safe and effective products intended to address medication abuse and misuse to market. Acura is committed to addressing the needs of local communities by investing in ongoing research and development to drive improvement in abuse-deterrence utilizing the Company’s proprietary AVERSION®, LIMITX® and IMPEDE® Technologies. For additional information, visit www.acurapharm.com.

Forward-Looking Statements

Certain statements in this Press Release constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to, whether the Indiana legislation will be approved by Indiana’s Governor; whether implementing regulations will designate Nexafed as a meth-resistant product under Indiana’s legislation; whether Indiana-based pharmacists will recommend Nexafed to their customers; and whether Nexafed will disrupt the processing of pseudoephedrine into meth or minimize meth lab incidents in Indiana. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our filings with the Securities and Exchange Commission.

Contact:

for Acura Investor Relations

investors@acurapharm.com

847-705-7709

Renmark Financial Communications Inc.

Robert Thaemlitz: rthaemlitz@renmarkfinancial.com

(416) 644-2020 or (514) 939-3989